Exhibit 99.1

Empeiria Acquisition Corp.

Announces Execution of Merger Agreement with

Integrated Drilling Equipment Company Holdings

New York – October 19, 2012 – Empeiria Acquisition Corp. (OTCBB: EPAQ, EPAQW, EPAQU) (“EAC”), a special purpose acquisition company, today announced the execution of a merger agreement with Integrated Drilling Equipment Company Holdings Inc. (“IDE”).

Based in Houston, Texas, IDE is one of the leading providers of land drilling rigs, rig refurbishment and reconfiguration services, upgrade packages and related components for offshore rigs, and integrated electrical and control systems for land and offshore rigs. IDE provides these products and services to contract drilling companies worldwide. For the three years ended December 31, 2011, IDE generated revenues of $66.8 million, $116.5 million and $163.6 million, respectively. For the six months ended June 30, 2012, IDE generated revenues of $161.7 million, which was up 261% over the comparable period in 2011.

IDE’s management team, led by Stephen Cope, Chief Executive Officer, Richard Dodson, President and Chief Operating Officer, and Tony Beebe, Managing Director of Operations, will continue to lead the combined entity following the consummation of the merger. Michael Dion, EAC’s Executive Vice President and Director, will join the IDE management team as Chief Financial Officer. James N. Mills, Chairman of EAC’s Board of Directors, will continue in that role post-merger, and Alan Menkes will continue as a Director.

“We are extremely excited about this transaction and our potential to transition into a publicly-traded company and view this as an important milestone in the evolution of our company and the expansion of our business. The transaction with EAC will strengthen our ability to pursue attractive growth opportunities in new and existing markets and increase our access to sources of capital,” said Stephen Cope, IDE’s CEO.

Alan Menkes, CEO of EAC, added: “We are pleased to be partnering with IDE’s experienced management team to continue IDE’s impressive growth. We believe the oil & gas equipment sector has enormous growth opportunities both domestically and abroad and that the quality of IDE’s products and services and IDE’s sterling reputation among its customers position the company for continued market share gains.”

Under the terms of the merger agreement, at the closing, IDE’s stockholders will exchange their shares in IDE for a cash consideration of at least $20.0 million and an aggregate number of newly issued shares of EAC common stock determined based on a total transaction value of $87.5 million less IDE’s net debt at closing, less the cash consideration, subject to customary adjustments. In addition, IDE stockholders will be eligible for a cash earnout payment of up to $10.0 million in the aggregate based on 2013 performance, and be eligible to receive up to 5,250,000 additional shares of EAC’s common stock upon the satisfaction of certain stock price thresholds ranging from $12.00 and $17.00 per share.

As a condition to closing the merger, EAC will provide its current stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account set up to hold the proceeds of EAC’s initial public offering, upon the consummation of the merger. EAC intends to conduct these redemptions without a stockholder vote and pursuant to the tender offer rules of the Securities and Exchange Commission, or SEC. The tender offer documents to be filed with the SEC will contain substantially the same financial and other information about the merger and the redemption rights as is required under the SEC’s proxy rules. The tender offer is expected to close simultaneously with the closing of the merger and on or before December 15, 2012.

Tudor, Pickering, Holt & Co. is serving as financial advisor to EAC on the transaction.

About IDE

IDE and its predecessor companies have been active in providing services and products to the drilling industry since 1981. IDE’s principal service and product offerings consist of the construction of new land rigs based on IDE designs or customized to customers’ specifications; providing extensive reconfiguration and refurbishment services for land rigs to repair and extend their life or to adapt them for different drilling environments; providing offshore rig upgrade packages, refurbishment services, and related components for offshore newbuild rigs; supplying integrated electrical systems and control systems for a wide range of land and offshore drilling rigs; and providing engineered hydraulic rig solutions.

About EAC

EAC is a blank check company formed on January 24, 2011 for the purpose of acquiring one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction. On June 21, 2011, EAC consummated its public offering of 6,000,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of its common stock. Aggregate net proceeds of $61.2 million from the public offering and its concurrent private placement were placed in trust pending completion of EAC’s initial business transaction. If consummated, the merger with IDE would constitute EAC’s initial business transaction.

Important Additional Information

The tender offer for EAC’s common stock has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of EAC common stock. The solicitation and the offer to buy EAC’s common stock will be made pursuant to an offer to purchase and related materials that EAC intends to file with the SEC. At the time the offer is commenced, EAC will file a tender offer statement on Schedule TO with the SEC. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be sent to all stockholders and unit holders of EAC when available at no expense to them. In addition, all materials filed by EAC with the SEC will be available at no charge on the SEC’s website at www.sec.gov and from the information agent. Security holders also will be able to obtain free copies of the documents filed with the SEC from EAC by directing a request to the information agent for the tender offer. Security holders of EAC are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the merger and the parties to the merger.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction involving EAC and IDE; EAC’s and IDE’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the transaction that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. These risks, as well as other risks associated with the transaction, are more fully discussed in the Schedule TO being filed with the Security and Exchange Commission (the “SEC”) in connection with the merger and tender offer. Additional risks and uncertainties are identified and discussed in EAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither EAC nor IDE undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

Contact:	Alan B. Menkes, Chief Executive Officer, Empeiria Acquisition Corp. Tel: 212-887-1126